UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2018

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The undersigned registrant hereby amends Item 5.02 of the registrant’s Current Report on Form 8-K, dated July 30, 2018, to read in its entirety as set forth below.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2018, the Board of Directors (the “Board”) of AMN Healthcare Services, Inc. (the “Company”) unanimously voted to increase the size of the Board from eight members to nine members, and to appoint Ms. Daphne E. Jones as a new director to fill the vacancy created by such increase, with such appointment effective that day. Ms. Jones will serve as a director until her successor is duly elected and qualified, or until she resigns, is removed, or becomes disqualified. The Board has determined that Ms. Jones qualifies as an independent director under New York Stock Exchange rules and the Company’s Director Independence Standards.

On September 19, 2018, the Board appointed Ms. Jones to the Board’s Audit Committee, which is the only committee of the Board to which she has been appointed to date.

Ms. Jones is an accomplished and seasoned executive with extensive experience in strategic, entrepreneurial and global use of digital technologies within multi-national corporations. She has over 30 years of experience in general management and executive level roles at IBM, Johnson & Johnson, Hospira (now Pfizer) and GE Healthcare. In her most recent tenure at GE, she served in roles including Senior Executive for Future of Work, Chief Information Officer for Product Engineering, Imaging, and Ultrasound and Chief Information Officer for Global Services – all comprising a $13 billion segment within GE Healthcare. Since her retirement from GE Healthcare in 2017, Ms. Jones has been serving as an independent director on public and not-for-profit boards, including Masonite International and the Thurgood Marshall College Fund.

In connection with her appointment to the Board, Ms. Jones received 1,608 restricted stock units with an aggregate grant date fair value of approximately $100,000, which will vest on the earlier of the (a) first anniversary of the grant date or (b) Company’s 2019 Annual Meeting of Shareholders. The Company’s equity ownership guidelines are applicable to Ms. Jones as a non-employee director. Ms. Jones will also receive a cash annual retainer equal to $50,000. The foregoing compensation is based on the anticipated number of months of completed service time leading up to the Company’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: September 25, 2018	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer